Exhibit 19.1


                         First Amendment to the Amended
                    and Restated Plan Pursuant to Rule 18f-3

                                  PHOENIX FUNDS
                                  (the "Funds")

                             FIRST AMENDMENT TO THE
                AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3
                                    under the
                         INVESTMENT COMPANY ACT OF 1940


That certain Amended and Restated Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940 duly adopted by the Board of Directors/Trustees of the Funds on November 20, 1996, is hereby amended as follows:

         1. The first and last sentences of Section 2. The Multi-Class Structure are deleted and the following two sentences substituted therefor:

            The portfolios of the Funds listed on Schedule A hereto shall offer up to four classes of shares as indicated on Schedule A: Class A, Class B, Class C and Class M. ( . . . ) In addition, Class A, Class B, Class C and Class M shares shall have the features described in Sections a, b, c and d, below.

         2. The following two subparagraphs are added to Section 2a. Distribution Plans immediately following subparagraph 2a(ii):

            iii. Class C shares of each Multi-Class Portfolio shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class C Distribution Plan and any supplements thereto, subject to an annual limit of 1.00%, or in some cases 0.50%, of the average daily net assets of a Multi-Class Portfolio's Class C shares.

            iv. Class M shares of each Multi-Class Portfolio shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class M Distribution Plan and any supplements thereto, subject to an annual limit of 0.50% of the average daily net assets of a Multi-Class Portfolio's Class M shares.

         3. Schedule A is amended as attached hereto.


         This Amendment was approved by the Board of Directors/Trustees at a meeting held on May 28, 1997.


                                            /s/ Thomas N. Steenburg
                                            -----------------------------------
                                            Assistant Secretary


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                                   SCHEDULE A
                                   ----------

                                               Class A     Class B      Class C     Class M
                                               -------     -------      -------     -------
PHOENIX CALIFORNIA TAX -EXEMPT BONDS, INC.         X            X         ___          ___

PHOENIX INCOME AND GROWTH FUND                     X            X         ___          ___

PHOENIX MULTI-PORTFOLIO FUND:
         EMERGING MARKETS BOND PORTFOLIO           X            X          X            X
         INTERNATIONAL PORTFOLIO                   X            X         ___          ___
         MID CAP PORTFOLIO                         X            X         ___          ___
         REAL ESTATE SECURITIES PORTFOLIO          X            X         ___          ___
         STRATEGIC INCOME PORTFOLIO                X            X          X            X
         TAX-EXEMPT BOND PORTFOLIO                 X            X         ___          ___

PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.       X            X          X            X

PHOENIX MULTI-SECTOR SHORT TERM BOND FUND          X            X          X           ___

PHOENIX SERIES FUND:
         AGGRESSIVE GROWTH FUND SERIES             X            X         ___          ___
         BALANCED FUND SERIES                      X            X         ___          ___
         CONVERTIBLE FUND SERIES                   X            X         ___          ___
         GROWTH FUND SERIES                        X            X         ___          ___
         HIGH YIELD FUND SERIES                    X            X          X            X
         MONEY MARKET FUND SERIES                  X            X          X            X
         U.S. GOVERNMENT SECURITIES FUND           X            X         ___          ___
                  SERIES

PHOENIX STRATEGIC EQUITY SERIES FUND:
         EQUITY OPPORTUNITIES FUND                 X            X         ___          ___
         MICRO CAP FUND                            X            X         ___          ___
         SMALL CAP FUND                            X            X         ___          ___
         STRATEGIC THEME FUND                      X            X          X            X

PHOENIX STRATEGIC ALLOCATION FUND, INC.            X            X         ___          ___

PHOENIX WORLDWIDE OPPORTUNITIES FUND               X            X         ___          ___